UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 31, 2010

American Apparel, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-32697	20-3200601
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

747 Warehouse Street, Los Angeles, CA	90021-1106
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (213) 488-0226

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 31, 2010, American Apparel, Inc. (the “Company”) entered into a Second Amendment to its Credit Agreement (the “Second Amendment”), dated as of March 13, 2009, as amended, among the Company, in its capacity as borrower, certain subsidiaries of the Company, in their capacity as facility guarantors, Wilmington Trust FSB, in its capacity as administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto (the “Lion Credit Agreement.”) Capitalized terms used but not defined in this description have the respective meanings set forth in the Lion Credit Agreement.

The Second Amendment amends the Lion Credit Agreement to, among other things: (i) increase the maximum permitted ratio of Total Debt to Consolidated EBITDA (as defined in the Lion Credit Agreement) for the four quarter period ending March 31, 2010 from 1.75:1.00 to 2.00:1.00 and for the four quarter period ending June 30, 2010 from 1.70:1.00 to 1.90:1.00 and (ii) allow assignment by any Lender of their rights and obligations under the Lion Credit Agreement (including all or a portion of the commitment and loans thereunder) without consent of the Company from the period May 15, 2010 through November 15, 2010 if the ratio of Total Debt to Consolidated EBITDA exceeds certain levels as further described in the Second Amendment.

The foregoing description of the Second Amendment does not purport to be complete and is qualified in its entirety by reference to the Second Amendment, which is filed herewith as Exhibit 10.1 and incorporated herein by this reference.

In addition to being a party to the Lion Credit Agreement, Lion/Hollywood L.L.C. is a party to (i) an Investment Agreement, dated as of March 13, 2009, as amended, with the Company pursuant to which Lion is entitled to certain board representation and registration nights and was issued a warrant which is exercisable at any time during its term, to purchase an aggregate of 16 million shares of the Company’s common stock at an exercise price of $2.00 per share, subject to adjustment in certain circumstances, (ii) an Investment Voting Agreement, dated as of March 13, 2009, with the Company, (iii) a Letter Agreement Re: Extension of Lock-Up Agreement, dated as of March 13, 2009, as amended, with the Company and Dov Charney, the Company’s President, Chief Executive Officer and Chairman of the Board of Directors, and (iv) a Letter Agreement Re: Extension of Non-Competition and Non-Solicitation Covenants in Section 5.27(a) of the Merger Agreement, dated March 13, 2009, with the Company and Dov Charney. The foregoing agreements and certain other agreements to which Lion/Hollywood L.L.C. is a party are described in more detail in the Company’s Current Reports on Forms 8-K filed with the Securities and Exchange Commission on March 16, 2009, April 16, 2009, June 19, 2009, August 20, 2009 and November 3, 2009.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Second Amendment to Credit Agreement, dated as of March 31, 2010, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN APPAREL, INC.

Dated: March 31, 2010	By:	/s/ ADRIAN KOWALEWSKI
	Name:	Adrian Kowalewski
	Title:	Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Second Amendment to Credit Agreement, dated as of March 31, 2010, among American Apparel, Inc., the facility guarantors from time to time party thereto, Wilmington Trust FSB, as the administrative agent and collateral agent, Lion Capital (Americas) Inc., as a lender, Lion/Hollywood L.L.C., as a lender, and other lenders from time to time party thereto